EXHIBIT 99.2

News Release QEP Resources Inc. 1050 17th Street, Suite 500 Denver, CO 80265

QEP RESOURCES, INC. CEO ASSUMES ROLE OF BOARD CHAIRMAN
Board of Directors Appoints Scoggins To Become  Company’s Lead Director

DENVER, Colorado – May 15, 2012 - QEP Resources, Inc. (NYSE: QEP), a leading independent natural gas and crude oil exploration and production company, today announced that the board of directors has named Charles B. “Chuck” Stanley, president and CEO of QEP Resources, to the additional role of chairman of the board.

Stanley replaces former QEP Resources non-executive chairman Keith Rattie, who will continue to serve as a director of the company.  Rattie has served as non-executive chairman of QEP Resources since June 2010.  As a result of this leadership transition, QEP director Dr. M.W. Scoggins, president of the Colorado School of Mines and a retired 34-year veteran of ExxonMobil Corp., will assume the role of lead independent director. Scoggins has been a director of QEP Resources and its predecessor company since 2005.

Stanley has more than 27 years of experience in the upstream and midstream oil and gas industry, including ten years with QEP Resources and its predecessor company.  Prior to being named President and CEO of QEP Resources in 2010, he served as executive vice president and chief operating officer of Questar Corporation.

“We are grateful for Keith’s leadership and many contributions during his tenure as board chairman,” stated Chuck Stanley, chairman, president, and CEO of QEP Resources, Inc.  “Looking ahead, our board remains committed to responsibly developing QEP’s portfolio of low-cost, high-quality oil and gas assets as we seek to create value for our shareholders through continued, profitable growth.”

About QEP Resources

QEP Resources, Inc. (NYSE: QEP) is a leading independent natural gas and crude oil exploration and production company with operations focused in the Rocky Mountain and Midcontinent of the United States.  QEP Resources also gathers, compresses, treats, processes and stores natural gas.  For more information, visit QEP Resources’ website at: www.qepres.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions.  Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks.  These forward-looking statements include statements regarding:  forecasted adjusted EBITDA, production and capital investment for 2011 and 2012 and related assumptions for such guidance; percentage of net realized production revenues attributed to oil and NGL production; number of rigs planned in operating areas; changes in lease operating expenses; the effects of restricting the flowing rate at the Haynesville Shale; and the capacity of the Blacks Fork II plant.  Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to:  the availability of capital; changes in local, regional, national and global demand for natural gas, oil and NGL; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; weather conditions; changes in maintenance and construction costs; the availability and cost of credit; and the other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission, including the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  QEP Resources undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances.  All such statements are expressly qualified by this cautionary statement.

Contacts

Investors:	Scott Gutberlet
303-672-6988

Media:	Noel Ryan
303-405-6655